EXHIBIT 23.1


PRICEWATERHOUSECOOPERS [LOGO]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the use of our reports: (1) dated February 10, 2000, except for the second and third paragraphs of note 2, which are as of March 21, 2000, appearing on page 23 of Viacom Inc.'s Form 10-K for the year ended December 31, 1999; (2) dated June 27, 2000, appearing on page 1 of Outdoor Systems, Inc. 401(k) Plan's Form 11-K for the year ended December 31, 1999; incorporated by reference in this Post-effective Amendment No. 3 on Form S-8 to Form S-4 registration statement of Viacom Inc.



/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

New York, New York
February 20, 2001